Exhibit 23

Consent of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Great Southern Bancorp, Inc.
Springfield, Missouri

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212444) and Form S-8 (Nos. 333-104930, 333-106190, 333-189497 and 333-225665) of our report dated March 7, 2019, on our audits of the consolidated financial statements of Great Southern Bancorp, Inc. as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, included in the Annual Report on Form 10-K of Great Southern Bancorp, Inc. for the year ended December 31, 2018.  We also consent to the incorporation by reference of our report dated March 7, 2019, on our audit of the internal control over financial reporting of Great Southern Bancorp, Inc. as of December 31, 2018, which report is included in the Annual Report on Form 10-K of Great Southern Bancorp, Inc. for the year ended December 31, 2018.

/s/BKD, LLP

Springfield, Missouri
March 7, 2019